Exhibit 15.2

July 17, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated April 25, 2019 on our review of interim financial information of Raytheon Company (the “Company”), which is included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, is incorporated by reference in this Registration Statement on Form S-4.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 17, 2019